UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2011

GEORGIA-CAROLINA BANCSHARES, INC.
 (Exact name of registrant as specified in its charter)

Georgia	0-22981	58-2326075
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3527 Wheeler Road, Augusta, Georgia	30909
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (706)-731-6600

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
On May 23, 2011, Georgia-Carolina Bancshares, Inc., a Georgia corporation (the “Company”), held its annual meeting of stockholders. The Company solicited proxies for the meeting pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.
Management’s nominees for election to the Company’s board of directors as listed in the Company’s proxy statement were elected for three-year terms, with the results of the voting as follows:

	Term Expires
	(at annual meeting
Nominee	of stockholders)	Votes For	Votes Withheld	Broker Non-Votes
William D. McKnight	2013	1,597,703	7,719	760,074
Mac A. Bowman	2014	1,598,048	7,374	760,074
George H. Inman	2014	1,592,898	12,524	760,074
John W. Lee	2014	1,598,048	7,374	760,074
James L. Lemley	2014	1,597,393	8,029	760,074
Julian W. Osbon	2014	1,587,788	17,634	760,074
As indicated in the above table, William D. McKnight was elected as a Class I director for a term expiring at the Company’s 2013 annual meeting of stockholders, and Mac A. Bowman, George H. Inman, John W. Lee, James L. Lemley and Julian W. Osbon were elected as Class II directors for terms expiring at the Company’s 2014 annual meeting of stockholders. The terms of the following Class III directors will continue until the 2012 annual meeting of stockholders: Patrick G. Blanchard, David W. Joesbury, Sr., A. Montague Miller, Robert N. Wilson, Jr. and Bennye M. Young. The terms of the following Class I directors will continue until the 2013 annual meeting of stockholders: Phillip G. Farr, Samuel A. Fowler, Jr., Arthur J. (Sonny) Gay, Jr. and Remer Y. Brinson, III.
The stockholders of the Company also voted in favor of management’s proposal to ratify the appointment of Cherry, Bekaert & Holland, L.L.P., who served as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2010 and has been selected to serve as the Company’s independent registered public accounting firm for the 2011 fiscal year. The results of the voting were as follows:

				Broker
Description	Votes For	Votes Against	Abstain	Non-Votes
Ratification of Auditors	2,360,092	5,059	345	Not Applicable

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEORGIA-CAROLINA BANCSHARES, INC.
Dated: May 25, 2011	By:	/s/ Remer Y. Brinson, III
		Name:	Remer Y. Brinson, III
		Title:	President and Chief Executive Officer